                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       LJL BIOSYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:
     ---------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                405 TASMAN DRIVE
                              SUNNYVALE, CA 94089
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 1999

    The Annual Meeting of Stockholders (the "Annual Meeting") of LJL BioSystems, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, located at 405 Tasman Drive, Sunnyvale, California 94089 on Tuesday, June 1, 1999, at 1:00 p.m., local time, for the following purposes:

    1. To elect directors of the Company to serve for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election or until their respective successors are elected and qualified;

    2. To approve an amendment of the Company's 1997 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 450,000 shares, to 2,520,750 shares;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 1999; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

    The Board of Directors has fixed the close of business on Tuesday, April 13, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                                     [LOGO]

                                          Mark B. Weeks
                                          SECRETARY

Sunnyvale, California
April 16, 1999

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                                     [LOGO]

                                405 TASMAN DRIVE
                              SUNNYVALE, CA 94089

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of LJL BioSystems, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, located at 405 Tasman Drive, Sunnyvale, California, on Tuesday, June 1, 1999, at 1:00 p.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 16, 1999.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Robert T. Beggs, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

    The close of business on Tuesday, April 13, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 12,592,045 shares of Common Stock outstanding and held of record by approximately 103 stockholders and approximately 450 beneficial owners.

VOTING AND SOLICITATION

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendment to the 1997 Stock Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The Company currently has authorized seven (7) directors. In accordance with the terms of the Company's Fourth Amended and Restated Certificate of Incorporation, and effective at the time the Company became a Listed Corporation within the meaning of Section 301.5 of the California Corporations Code, the terms of office of the Board of Directors were divided into two classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 1999 and Class II, whose term will expire at the annual meeting of stockholders to be held in 2000. The Class I directors (the "Class I Directors") are Galina Leytes, George W. Dunbar, Jr. and Daniel S. Janney, and the Class II directors (the "Class II Directors") are Lev J. Leytes, Michael F. Bigham, John G. Freund, M.D. and John D. Diekman, Ph.D. At each annual meeting of stockholders after the Annual Meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the second annual meeting following election. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of one-half of the directors.

NOMINEES

    At the Annual Meeting, the stockholders will elect three (3) directors, each to serve until the next annual meeting at which elections of the class of directors to which such director belongs are held, or, in each case, until their respective successors are elected and qualified. Accordingly, the Class I Directors will be elected to serve until the annual meeting of stockholders to be held in 2001. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, the Class I nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class I directors of the Company to serve until the next annual meeting at which elections of Class I directors are held or until their respective successors are elected and qualified.

    The names of the Directors, their ages as of December 31, 1998, and certain other information about them are set forth below:

                                                                                                          DIRECTOR
NAME OF DIRECTOR                                  AGE                  PRINCIPAL OCCUPATION                 SINCE        CLASS
--------------------------------------------      ---      --------------------------------------------  -----------     -----
Lev J. Leytes...............................          43   President, Chief Executive Officer and              1988           II
                                                           Chairman of the Board of Directors

Galina Leytes...............................          44   Executive Vice President and Director               1988            I

George W. Dunbar, Jr.(1)....................          51   Director                                            1995            I

Daniel S. Janney(1).........................          32   Director                                            1997            I

Michael F. Bigham(2)........................          40   Director                                            1997           II

John G. Freund, M.D.(2).....................          44   Director                                            1997           II

John D. Diekman, Ph.D.......................          56   Director                                            1999           II

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    LEV J. LEYTES is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board of Directors since inception. Prior to founding the Company, Mr. Leytes worked in various technical and management positions at Beckman Instruments, Inc., a life sciences company, and Molecular Devices Corporation, a bioanalytical instrumentation company. Mr. Leytes holds an M.S. in engineering from the Moscow Engineering Institute. Mr. Leytes is the spouse of Galina Leytes.

    GALINA LEYTES is a co-founder of the Company and has been Vice President and a director since inception, and was promoted to Executive Vice President in January 1996. Ms. Leytes previously served as the Company's Chief Financial Officer and Secretary from inception to December 1997. Prior to founding the Company, Ms. Leytes managed the information systems group at Stanford University, was a consultant in management information systems, and was a senior programmer at Charles Schwab & Co., Inc. She holds an M.S. in engineering from the Kiev Engineering Institute. Ms. Leytes is the spouse of Lev J. Leytes.

    GEORGE W. DUNBAR, JR. has been a director of the Company since February 1995. Mr. Dunbar has been the President, Chief Executive Officer and a director of Metra BioSystems, Inc., a medical device company specializing in products for the detection and management of metabolic bone and joint diseases, since July 1991. He is also a member of the Board of Directors of DepoTech Corporation, a drug delivery company, and Sonus Pharmaceuticals, Inc., a medical diagnostic ultrasound company. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University.

    DANIEL S. JANNEY has been a director of the Company since June 1997. Mr. Janney is a Principal of Alta Partners, a venture capital company, which he joined in April 1996. Prior to joining Alta Partners, Mr. Janney served as a Vice President in the health care investment banking group of Montgomery Securities (now NationsBanc Montgomery Securities LLC) from January 1994 to April 1996 and as an Associate at Montgomery Securities from March 1993 to December 1993. From June 1990 to February 1993, Mr. Janney was an Associate at Bankers Trust Company in the leveraged buyout/private equity group. Mr. Janney holds a B.A. from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

    MICHAEL F. BIGHAM has been a director of the Company since June 1997. Mr. Bigham has been the President, Chief Executive Officer and a director of Coulter Pharmaceutical, Inc., a drug development company ("Coulter"), since July 1996. Prior to joining Coulter, Mr. Bigham served as Executive Vice President of Operations from April 1994 to June 1996, Chief Financial Officer from April 1989 to

June 1996, and Vice President of Corporate Development from July 1988 to March 1992 at Gilead Sciences, Inc., a biotechnology company. Previously, Mr. Bigham was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm. Mr. Bigham is also a member of the Board of Directors of Datron Systems, Inc., an electronics company, and several privately-held companies. Mr. Bigham received a B.S. degree in commerce with distinction from the University of Virginia and an M.B.A. from the Stanford University Graduate School of Business.

    JOHN G. FREUND, M.D. has been a director of the Company since June 1997. Dr. Freund has been Managing Director of the General Partner of Skyline Venture Partners, L.P., a venture capital firm, since October 1997. He served as Managing Director in the Alternative Assets Group of Chancellor LGT Asset Management, Inc. (now AMVESCAP PLC) from August 1995 to September 1997. In 1995, Dr. Freund co-founded Intuitive Surgical Devices, Inc., a privately-held medical device company. From July 1988 through December 1994, Dr. Freund was employed at Acuson Corporation, a medical equipment company, where he was Vice President-Corporate Development and later Executive Vice President. Previously, he was a partner in Morgan Stanley Venture Partners, a venture capital firm, and co-founded the healthcare group in the corporate finance department of Morgan Stanley & Co., Inc. Dr. Freund holds a B.A. from Harvard College, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School, where he was a Baker Scholar and won what is now called the John L. Loeb Fellowship for excellence in finance.

    JOHN D. DIEKMAN, PH.D. has been a director of the Company since January 1999. Dr. Diekman has been a managing partner of Bay City Capital, a life sciences merchant bank since 1997 and has also been Chairman of Affymetrix, Inc., a company developing and marketing DNA chip technology for the genetic analysis, genomics, clinical diagnostics and research instrumentation markets since 1995. Until April 1997, he was also Chief Executive Officer of Affymetrix. Over the past ten years, Dr. Diekman has served as Chairman and Managing Director of Affymax N.V., President of Monclonal Antibodies Inc., President of Salutar, and he spent sixteen years at Zoecon Corporation, the last three of which as President and Chief Executive Officer. Dr. Diekman is a director of Quidel Corporation, a diagnostic company, Metabolex, Inc., a private biotechnology diabetes company, and Hilltop Laboratories, a consumer testing and clinical research site management organization. He is Chairman of the Board of Molecular Applications Group, a private bioinformatics company. He holds an A.B. in chemistry from Princeton University and a Ph.D. in chemistry from Stanford University. He is Chairman of the Board of Trustees of The Scripps Research Institute in La Jolla and a member of the Board of Directors of The Tech Museum of Innovation in San Jose. He is a member of the advisory board to the Department of Chemistry of Princeton University.

EXECUTIVE OFFICERS

    Set forth below is certain information describing the Company's other executive officers:

NAME                                                       AGE      POSITION(S)
-----------------------------------------------------      ---      -----------------------------------------------------

Anthony H. Bautista..................................          43   Vice President of Manufacturing Operations

Robert T. Beggs......................................          50   Vice President of Finance and Administration

William G. Burton, Ph.D..............................          58   Chief Technology Officer

Douglas N. Modlin, Ph.D..............................          46   Vice President of Instrumentation Systems Research
                                                                      and Development

John C. Owicki, Ph.D.................................          51   Vice President of Research

James S. Richey......................................          45   Senior Vice President of Sales and Marketing

Larry Tannenbaum.....................................          47   Chief Financial Officer and Senior Vice President

    ANTHONY H. BAUTISTA joined the Company in November 1991 as Manufacturing Operations Manager, and was promoted to Director of Manufacturing Operations in December 1993 and Vice President of Manufacturing Operations in May 1996. Prior to joining the Company, Mr. Bautista held various management positions in the manufacturing divisions of Molecular Devices Corporation, a bioanalytical instrumentation company, and Hewlett-Packard Company, a computer and electronics company. Mr. Bautista holds an A.A. in electronic technology from the College of San Mateo and a B.S. in electrical engineering from San Jose State University.

    ROBERT T. BEGGS joined the Company in November 1992 as Controller, and was promoted to Director of Finance and Administration in December 1994 and Vice President of Finance and Administration in May 1996. Prior to joining the Company, Mr. Beggs was the Controller of Sequoia-Turner Corporation, a medical instruments company, acquired in 1991 by Abbott Laboratories, a pharmaceutical and diagnostics company. Mr. Beggs held several financial management positions at G.D. Searle & Co., a pharmaceutical company and a wholly-owned subsidiary of Monsanto Company, Siemens AG, a diversified electronics company, and Tandem Computer (Compaq), a diversified computer and electronics company. Mr. Beggs holds a B.S. in business administration from Nichols College and an M.B.A. from the University of Massachusetts, Amherst.

    WILLIAM G. BURTON, PH.D. joined the Company in March 1996 as Director of Technology and Business Development, and was promoted to Vice President of Technology and Business Development in January 1997 and Chief Technology Officer in August 1997. Dr. Burton was Program Manager, Strategic Market Development for the BioScience Products Division of Hewlett-Packard Company from September 1994 until March 1996. From January 1993 to September 1994, Dr. Burton was a business consultant to various biotechnology and pharmaceutical companies. From June 1989 to January 1993, he was a Managing Director of TS/BioDevices, Inc., a biotechnology systems development company and was responsible for operations and business development. Previously, Dr. Burton held senior management positions in biotechnology and health care-related research, product development, marketing and strategic planning and analysis. He holds a B.S. in biology from California State University, Long Beach, and an M.S. and Ph.D. in biochemistry from the University of California at Los Angeles.

    DOUGLAS N. MODLIN, PH.D. joined the Company in December 1996 as Senior Director of Research and Development, and was promoted to Vice President of Instrumentation Systems Research and Development in October 1997. Prior to joining the Company, Dr. Modlin was the Manager of Advanced Test Systems Development at Micro Module Systems, Inc., an electronic integration company, from November 1995 to December 1996, and was the Associate Technical Director of Research at Molecular Devices Corporation, a bioanalytical instrumentation company, from August 1993 to October 1995. From November 1991 to August 1993, he was the Program Manager of Diagnostic Instrumentation for Affymax NV, a drug discovery company. Dr. Modlin holds a B.S. in electrical engineering from the California Polytechnic State University, San Luis Obispo, and an M.S. and Ph.D. in electrical engineering from Stanford University.

    JOHN C. OWICKI, PH.D. joined the Company in February 1997 as Senior Director of Cell and Molecular Applications, was promoted to Vice President of Cell and Molecular Applications in May 1998, and became Vice President of Research in October 1998. Prior to joining the Company, Dr. Owicki was at Molecular Devices Corporation, a bioanalytical instrumentation company, from September 1987 to February 1997, most recently as Associate Technical Director. From September 1979 to September 1987 he was on the faculty of the University of California, Berkeley, as Assistant and then Associate Professor of Biophysics. Dr. Owicki holds a B.S. and M.S. in biochemistry from Michigan State University, an M.S. and Ph.D. in chemistry from Cornell University and held a postdoctoral fellowship in chemistry at Stanford University.

    JAMES S. RICHEY joined the company in February of 1998 as Senior Vice President of Sales and Marketing. Prior to joining the Company, Mr. Richey was Vice President, Indirect Channels at PerSeptive

BioSystems, Inc, a biotechnology tools provider, from January 1996 to February 1998. Mr. Richey held various management positions including his last position of Vice President of Global Sales and Marketing for Biosensor AB, an analytical research technology provider from September 1989 to January 1996. Prior to that, Mr. Richey held various positions in sales, marketing and research and development in various divisions of Pharmacia Biotech Inc., a subsidiary of Pharmacia Biotech AB. Mr. Richey holds a B.S. in Biochemistry from Rutgers University.

    LARRY TANNENBAUM joined the Company in November 1998 as Chief Financial Officer and Senior Vice President. From August 1998 to October 1998, Mr. Tannenbaum served as an independent consultant. Mr. Tannenbaum was Vice President and Chief Financial Officer at SinoGen, a privately held pharmaceutical company, from October 1997 to August 1998. From September 1995 to October 1997, Mr. Tannenbaum was Vice President, Finance and Administration and Chief Financial Officer at ArthroCare, a medical device company. Mr. Tannenbaum was Vice President, Finance and Administration and Chief Financial Officer at Target Therapeutics, a developer of minimally invasive neurological devices, from May 1992 to May 1995. Prior to that, Mr. Tannenbaum held various financial management positions at Tandem Computer (Compaq), Alpha Partners, Gould/AMI (American Microsystem) and Intel Corporation. Mr. Tannenbaum holds a B.A. in finance and a B.S. in political science from Arizona State University and an M.B.A. in finance from the University of Utah.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the period from January 1, 1998 through December 31, 1998 (the "last fiscal year"), the Board met five times and Messrs. Bigham and Dunbar attended three of the five meetings; no other director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Robert T. Beggs at the Company's address set forth above.

    The Audit Committee consists of Messrs. Dunbar and Janney, two of the Company's non-employee directors, and did not hold any separate meetings during the last fiscal year. Its functions are to review the annual audit and meet with the Company's independent accountants to review the Company's internal accounting procedures and financial management practices. Final audited results for the fiscal year ended December 31, 1998, were reviewed and discussed at a regular board meeting by the Board and the Company's independent accountants, PricewaterhouseCoopers LLP.

    The Compensation Committee consists of Mr. Bigham and Dr. Freund, two of the Company's non-employee directors, and held seven separate committee meetings as well as additional meetings together with the full Board during the last fiscal year. Its functions are to recommend compensation and benefits for the Company's President and Chief Executive Officer and the Company's other executive officers to the Board of Directors, review general policy relating to compensation and benefits of employees of the Company, and administer the Company's Stock Plans.

COMPENSATION OF DIRECTORS

    The Company does not currently provide cash compensation to directors for services in such capacity, but directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Directors are eligible to participate in the Company's Stock Plans and in 1998, employee directors were eligible to participate in the Company's 1998 Employee Stock Purchase Plan and non-employee directors were eligible to participate in the 1998 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides that each person who first becomes a nonemployee director of the Company after the date of its initial public offering shall be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a nonemployee director of the Company. Dr. Diekman was granted a First Option in January 1999. On the date of each annual meeting of the Company's stockholders, including this meeting, each nonemployee director (including nonemployee directors who were not granted a First Option prior to the date of such annual meeting) shall be granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she has served on the Company's Board of Directors for at least six months.

RECOMMENDATION OF THE BOARD:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
                        AMENDMENT OF THE 1997 STOCK PLAN

    At the Annual Meeting, the Company's stockholders are being asked to approve the amendment of the Company's 1997 Stock Plan (the "1997 Plan") and the reservation of 450,000 additional shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 1997 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Robert T. Beggs at the Company's principal offices at 405 Tasman Drive, Sunnyvale, California 94089.

GENERAL

    The Company's 1997 Plan was adopted by the Board of Directors in March, 1997. Under the 1997 Plan, 2,070,750 shares of Common Stock are reserved for issuance thereunder. In connection with the amendment of the 1997 Plan, the Board of Directors has reserved 450,000 additional shares of Common Stock for issuance thereunder. The Board of Directors believes that, in order to attract qualified employees, officers, consultants and directors to the Company and to provide incentives to its current employees, officers, consultants and directors, it is necessary to grant options to purchase Common Stock to such persons pursuant to the 1997 Plan. Accordingly, the stockholders are being asked to approve the amendment of the 1997 Plan.

    The 1997 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options to employees, consultants and directors. See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

    As of December 31, 1998, 34,678 shares had been issued upon exercise of options granted under the 1997 Plan, options to purchase 1,256,055 shares were outstanding and 752,217 shares remained available for future grant. The following table sets forth information with respect to the stock options granted to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the 1997 Plan as of December 31, 1998.

                                                                NUMBER OF SHARES SUBJECT
                                                                           TO                  WEIGHTED AVERAGE
                                                                 OPTIONS GRANTED UNDER          EXERCISE PRICE
NAME                                                              THE 1997 STOCK PLAN              PER SHARE
-------------------------------------------------------------  --------------------------  -------------------------
Lev J. Leytes ...............................................               77,104                 $    4.97
  President, Chief Executive Officer
  and Chairman of the Board

Galina Leytes ...............................................                4,823                 $    2.20
  Executive Vice President and
  Director

William G. Burton, Ph.D. ....................................               55,691                 $    3.45
  Chief Technology Officer

Doug N. Modlin, Ph.D. .......................................              104,597                 $    4.18
  Vice President of Instrumentation Systems
  Research and Development

James S. Richey .............................................              147,500                 $    5.17
  Vice President of Sales and Marketing

All current executive officers as a group (9 persons)........              671,856                 $    3.92

All directors who are not executive officers (5 persons).....               20,000                 $    1.50

All employees and consultants (including all current officers
  who are not executive officers) as a group (84 persons)....            1,290,733                 $    3.29

    The 1997 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

RESERVATION OF SHARES UNDER THE 1997 PLAN

    The Board of Directors believes that in order to attract and retain highly qualified employees, consultants and directors and to provide such employees, consultants and directors with adequate incentive through their proprietary interest in the Company, it is necessary to reserve 450,000 additional shares of Common Stock for issuance thereunder. At the Annual Meeting of Stockholders, the stockholders are being asked to approve the amendment of the 1997 Plan and the reservation of 450,000 additional shares of Common Stock for issuance thereunder.

PURPOSE

    The purposes of the 1997 Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, officers, consultants and directors of the Company, and to promote the success of the Company's business.

ADMINISTRATION

    If permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the 1997 Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers.

    With respect to grants of options to employees or consultants who are also officers or directors of the Company, grants under the 1997 Plan shall be made by (A) the Board of Directors, if the Board of Directors may make grants under the 1997 Plan in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code as the latter applies so as to qualify grants of options to "covered employees" as performance-based compensation, or (B) a committee designated by the Board of Directors to make grants under the 1997 Plan, which committee shall be constituted in such a manner as to permit grants under the 1997 Plan to comply with Rule 16b-3, to qualify grants of options to "covered employees" as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

    With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the 1997 Plan will be administered by (A) the Board of Directors or (B) a committee designated by the Board of Directors, which committee will be constituted in such a manner so as to satisfy the Applicable Laws. The Board of Directors or the committee designated by the Board of Directors to administer the 1997 Plan is referred to in this Proxy Statement as the "Administrator." The Administrator receives no additional compensation for its services in connection with the administration of the 1997 Plan.

ELIGIBILITY

    The 1997 Plan provides that options and rights to purchase Common Stock of the Company (a "Stock Purchase Right") may be granted to employees (including officers and directors who are also employees) and consultants of the Company (including non-employee directors). Incentive stock options may be granted only to employees. The Administrator, upon the recommendation of management, selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. See also "Stock Purchase Rights" below. As of December 31, 1998, there were approximately 80 employees, officers, consultants and directors eligible to participate in the 1997 Plan.

    The 1997 Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee under the 1997 Plan during any fiscal year is 2,000,000, subject to adjustment as provided in the 1997 Plan.

TERMS OF OPTIONS AND STOCK PURCHASE RIGHTS

    The terms of options and Stock Purchase Rights granted under the 1997 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement and each Stock Purchase Right is evidenced by a restricted stock purchase agreement between the Company and the optionee or purchaser, respectively, and is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

    (b) EXERCISE PRICE. The exercise price of options granted under the 1997 Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant, in the case of incentive stock options, based upon the closing price on the Nasdaq Stock Market on the date of grant. In the case of nonstatutory stock options, the exercise price of options granted to any person other than a "covered employee" under the 1997 Plan shall be such price as is determined by the Administrator on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a "covered employee" under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1997 Plan may be exercised not later than three (3) months (or such other period of time not less than thirty
(30) days as is determined by the Administrator, with such determination in the case of an incentive stock option being made at the time of grant and not exceeding three (3) months) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

    (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within twelve (12) months after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

    (e) DEATH. In the event of the death of an optionee during the period of continuous service for the Company since the date of grant of the option, or within thirty (30) days following termination of optionee's continuous service for the Company, the option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such option), by optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that the right to exercise had accrued at the date of death, or, if earlier, the date of termination of optionee's continuous service for the Company. To the extent that optionee was not entitled to exercise the option at the date of death or termination, as the case may be, or if optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

    (f) OPTION TERMINATION DATE. Incentive stock options granted under the 1997 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

    (g) STOCK PURCHASE RIGHTS. A Stock Purchase Right may be issued either alone, in addition to, or in tandem with other awards granted under the 1997 Plan and/or cash awards made outside of the 1997 Plan. After the Administrator determines that it will offer a Stock Purchase Right under the 1997 Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person shall be entitled to purchase, the price to be paid, which price shall be the price determined by the Administrator on the date of offer (which shall not be less than 100% of the fair market value of the Common Stock in the case of an offer to a "covered employee" under Section 162(m) of the Code), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right are referred to herein as "Restricted Stock".

    Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for the Common Stock repurchased pursuant to the Restricted Stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

    (h) NONTRANSFERABILITY OF OPTIONS. Stock options and Stock Purchase Rights are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable or purchasable only by the optionee or purchaser, respectively, during his or her lifetime or, in the case of a stock option, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (i) MERGER OR SALE OF ASSETS. In the event of a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation where the successor corporation issues its securities to the Company's stockholders, each outstanding option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the option or Stock Purchase Right or to substitute an equivalent option or right, in which case such option or Stock Purchase Right shall terminate upon the consummation of the merger or sale of assets.

    (j) OTHER PROVISIONS. The option agreement and the Restricted Stock purchase agreement may contain such other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option and Stock Purchase Right, the number of shares subject to each option and Stock Purchase Right, and the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1997 Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend, alter, suspend or discontinue the 1997 Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any holder of a stock option or Stock Purchase Right under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 of the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any 1997 Plan amendment in such a manner and to such a degree as required.

UNITED STATES FEDERAL INCOME TAX INFORMATION

    The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1997 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1997 Plan.

    Options granted under the 1997 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not so qualify. If an option granted under the 1997 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20% (in the case of shares held more than one year after exercise) whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

ALTERNATIVE MINIMUM TAX

    The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

    In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

    If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

REQUIRED VOTE

    The approval of the amendment of the 1997 Plan and the reservation of 450,000 additional shares for issuance thereunder requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD:

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
    THE AMENDMENT OF THE 1997 PLAN AND THE RESERVATION OF 450,000 ADDITIONAL
                SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1993 and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 1999. In the event that ratification of this selection of independent accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of independent accountants.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

                THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
           ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 1, 1999 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                                                            SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)
                                                                                           -------------------------
OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS                                               NUMBER     PERCENT(2)
-----------------------------------------------------------------------------------------  ----------  -------------
Entities affiliated with AMVESCAP PLC(3) ................................................   1,538,462         12.2%
  11 Devonshire Square
  London EC2M 4YR
  England

Entities affiliated with Alta Partners(4) ...............................................     975,001          7.7%
  One Embarcadero Center
  Suite 4050
  San Francisco, CA 94111

The Bay City Capital Fund I, L.P.(5). ...................................................     857,143          6.8%
  750 Battery Street, Suite 600
  San Francisco, CA 94111

The Kaufmann Fund, Inc. .................................................................     857,143          6.8%
  140 E. 45th Street, 43rd Floor
  New York, NY 10017

Entities affiliated with Hambrecht & Quist Capital Management, Inc.(6) ..................     969,232          7.7%
  50 Rowes Wharf
  Boston, MA 02110

Skyline Venture Partners, L.P.(7) .......................................................     285,714          2.3%
  525 University Avenue, Suite 701
  Palo Alto, CA 94301

Lev J. Leytes(8).........................................................................   4,646,381         36.8%

Galina Leytes(9).........................................................................   4,628,424         36.7%

Douglas N. Modlin, Ph.D.(10).............................................................      44,684          0.3%

William G. Burton, Ph.D.(11).............................................................      40,747          0.3%

James S. Richey(12)......................................................................      26,562          0.2%

Daniel S. Janney(13) ....................................................................     995,001          7.9%
  Alta Partners
  One Embarcadero Center
  Suite 4050
  San Francisco, CA 94111

                                                                                            SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)
                                                                                           -------------------------
OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS                                               NUMBER     PERCENT(2)
-----------------------------------------------------------------------------------------  ----------  -------------
John D. Diekman, Ph.D.(14). .............................................................     857,143          6.8%
  The Bay City Capital Fund I, L.P.
  750 Battery Street, Suite 600
  San Francisco, CA 94111

John G. Freund, M.D.(15) ................................................................     305,714          2.4%
  Skyline Venture Partners, L.P.
  525 University Avenue, Suite 701
  Palo Alto, CA 94301

Michael F. Bigham(16) ...................................................................      57,500          0.5%
  750 Forest Avenue
  Palo Alto, CA 94301

George W. Dunbar, Jr.(17) ...............................................................      20,000          0.2%
  Metra BioSystems, Inc.
  265 North Whisman Road
  Mountain View, CA 94043

All directors and executive officers as a group (14 persons)(18).........................   7,128,454         55.7%

------------------------

 (1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

 (2) Applicable percentage of ownership for each stockholder is based on 12,590,420 shares of Common Stock outstanding as of March 1, 1999, together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 1999. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Unless otherwise indicated, the address of each of the individuals named above is: c/o LJL BioSystems, Inc., 405 Tasman Drive, Sunnyvale, CA 94089.

 (3) This information is based on a Schedule 13G/A filed on February 11, 1999. AMVESCAP PLC refers herein to the following persons: AMVESCAP PLC, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc., INVESCO (NY) Asset Management, Inc., all of which are organized under the laws of England and all of which share voting and dispositive power over all shares held by AMVESCAP PLC.

 (4) This information is based on a Schedule 13D filed by Alta Partners on February 2, 1999. Alta Partners refers herein to the following persons:
     Alta Partners, a California company, Alta California Partners, L.P. ("ACP"), a Delaware limited partnership, Alta California Management Partners, L.P. ("ACMP"), a Delaware limited partnership, Alta Embarcadero Partners, L.L.C. ("AEP"), a California limited liability company, Jean Deleage, Garrett Gruener, Guy Nohra and Marino Polestra. According to the
     Schedule 13G, Alta Partners has sole voting and dispositive power over 975,001 shares, ACP and ACMP have sole voting and dispositive power over 953,223 shares, AEP has sole voting and dispositive power over 21,778 shares and Messrs. Deleage, Gruener, Nohra and Polestra share voting and dispositive power over 975,001 shares. Daniel
     S. Janney, a director of the Company, is a limited partner of the general partner of Alta California Partners, L.P., does not share voting and dispositive power with respect to the shares held by such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

 (5) This information is based on a Schedule 13D filed on February 3, 1999. Bay City Capital Management LLC refers herein to the following persons: The Bay City Capital Fund I, L.P., a Delaware limited partnership, Bay City Capital Management LLC, a Delaware limited liability company and Bay City Capital LLC, a Delaware limited liability company, all of which share voting and dispositive power over all shares held by Bay City Capital Management LLC. John D. Diekman, Ph.D., a director of the Company, is a limited partner of the general partner of The Bay City Capital Fund I, L.P., does not share voting and dispositive power with respect to the shares held by such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

 (6) Based on information provided by Hambrecht & Quist Capital Management, Inc., the total number consists of 581,539 shares held by H&Q Healthcare Investors and 387,693 shares held by H&Q Life Sciences Investors.

 (7) Consists of 285,714 shares held by Skyline Venture Partners, L.P. John G. Freund, M.D., a director of the Company, is the Managing Director of Skyline Venture Management LLC, the general partner of Skyline Venture Partners, L.P. ("Skyline"). Dr. Freund disclaims beneficial ownership of shares held by Skyline, except to the extent of any indirect pecuniary interest in his distributive shares therein.

 (8) Consists of 3,955,500 shares jointly held by Lev J. Leytes and Galina Leytes, 600,000 shares held by Yalta Investments, L.P., 30,000 shares held by the Dina L. Leytes Irrevocable Trust and 30,000 shares held by the Mary
     E. Leytes Irrevocable Trust and 30,881 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999. Mr. Leytes disclaims beneficial ownership of the shares held in each trust except to the extent of his pecuniary interest therein.

 (9) Consists of 3,955,500 shares jointly held by Lev J. Leytes and Galina Leytes, 600,000 shares held by Yalta Investments, L.P., 30,000 shares held by the Dina L. Leytes Irrevocable Trust and 30,000 shares held by the Mary
     E. Leytes Irrevocable Trust and 12,924 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999. Ms. Leytes disclaims beneficial ownership of the shares held in each trust except to the extent of her pecuniary interest therein.

(10) Includes 17,177 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999.

(11) Includes 30,747 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999.

(12) Includes 25,440 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999.

(13) See footnote 4, above. Daniel S. Janney, a director of the Company, is a limited partner of the general partner of Alta California Partners, L.P., does not share voting and dispositive power with respect to the shares held by such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes of 20,000 shares of restricted stock held by Mr. Janney.

(14) See footnote 5, above. John D. Diekman, Ph.D., a director of the Company, is a limited partner of the general partner of The Bay City Capital Fund I, L.P. does not share voting and dispositive power with respect to the shares held by such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(15) See footnote 7, above. John G. Freund, M.D., a director of the Company, is the Managing Director of Skyline Venture Management LLC, the general partner of Skyline Venture Partners, L.P. ("Skyline"). Dr. Freund disclaims beneficial ownership of shares held by Skyline, except to the extent of any indirect pecuniary interest in his distributive shares therein. Also includes of 20,000 shares of restricted stock held by Dr. Freund.

(16) Includes 25,000 shares held by a charitable trust formed by Michael F. Bigham, 15,000 shares held by an irrevocable trust formed by Mr. Bigham, 5,000 shares of restricted stock and 12,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999. Mr. Bigham disclaims beneficial ownership of the shares held in each trust except to the extent of his pecuniary interest therein.

(17) Consists of 20,000 shares issuable upon exercise of options exercisable within 60 days of March 1, 1999.

(18) Includes 2,117,858 shares held by entities affiliated with certain directors of the Company as described in Notes 4, 5 and 7 and 199,170 shares subject to options exercisable within 60 days of March 1, 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1998; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers"); and (c) the compensation received by each such individual for the Company's preceding fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                            ANNUAL          -------------
                                                                        COMPENSATION(1)      SECURITIES
                                                                     ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                          SALARY($)   BONUS($)    OPTIONS(#)      OTHER
--------------------------------------------------------             ----------  ---------  -------------  ---------

Lev J. Leytes(2) .......................................       1998  $  250,000  $      --        64,800          --
  President, Chief Executive Officer and                       1997    $250,000    $75,000        12,304          --
  Chairman of the Board of Directors

Galina Leytes(2) .......................................       1998  $  148,619  $      --            --          --
  Executive Vice President and Director                        1997    $140,000  $      --         4,823          --

William G. Burton, Ph.D. ...............................       1998  $  158,165  $      --        28,800          --
  Chief Technology Officer                                     1997    $137,437    $36,721        26,891          --

Doug N. Modlin, Ph.D. ..................................       1998  $  136,168  $  10,000        71,616          --
  Vice President of Instrumentation                            1997    $108,935  $      --        70,481
  Systems Research and Development

James S. Richey ........................................       1998  $  160,723  $  20,000       147,500   $  20,678(3)
  Vice President of Sales and Marketing                        1997  $       --  $      --            --

------------------------

(1) In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) Prior to June 1997, the Company had been taxed as an S corporation for federal and state income tax purposes. Under the Internal Revenue Code regulations regarding S corporations, the Company had not been subject to federal income taxes but had been subject to state income taxes at a reduced rate. As an S corporation, the Company's stockholders paid taxes on their share of the Company's taxable income on their individual tax returns. In June 1997, in connection wit the Company's preferred stock financing, the Company became subject to the provisions of subchapter C of the Internal Revenue Code pursuant to which the Company's earnings are taxed for federal and state income tax purposes at the corporate level. Amounts exclude S corporation dividends declared and paid in the aggregate amount of $1,075,000 to Lev J. Leytes and Galina Leytes for the period from January 1 through June 5, 1997 during which the Company operated as a subchapter S corporation for federal and state income tax purposes.

(3) Represents relocation expenses paid by the Company.

EMPLOYMENT AGREEMENTS

    In December 1995, the Company entered into an agreement with Mr. Leytes providing that, in the case of involuntary termination other than for cause, salary and benefits will continue to be paid for a period of one year from the date of termination, all stock options and restricted stock then held by Mr. Leytes will immediately vest, and a bonus equal to the greater of the actual bonus owing to Mr. Leytes in the year of termination or 100% of the base salary Mr. Leytes received for the preceding twelve calendar months will be paid.

    In January 1998, the Company entered into an employment agreement with Mr. Richey providing that in the case of termination by the Company or its successor within two years from his start date for any reason other than cause, (i) he would be entitled to receive continuation of his base salary for up to twelve months following the date of termination of his employment (the "Severance Period"), provided that if he commenced full-time employment during the Severance Period, the Company's obligation to pay any severance shall cease at the time of such employment, and (ii) 15,000 shares of stock subject to his outstanding options shall immediately vest in full. In connection therewith the Company extended a home loan in the amount of $190,000 to Mr. Richey. The loan is secured by the officer's home and shares of the Company's Common Stock. The loan bears interest at 5.83% per annum and is to be repaid in full on the earliest of February 15, 2008 or the dates of certain other conditions of the note. The loan and the interest may be forgiven at a rate of 20% per year starting on the sixth anniversary of Mr. Richey's employment with the Company, provided he is still employed by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1998. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                                                                           POTENTIAL REALIZABLE
                                                                INDIVIDUAL GRANTS                                VALUE AT
                                          --------------------------------------------------------------   ASSUMED ANNUAL RATES
                                           NUMBER OF     PERCENTAGE OF                                           OF STOCK
                                          SECURITIES     TOTAL OPTIONS                                    PRICE APPRECIATION FOR
                                          UNDERLYING      GRANTED TO         EXERCISE OR                      OPTION TERM(5)
                                            OPTIONS      EMPLOYEES IN        BASE PRICE      EXPIRATION   ----------------------
NAME                                      GRANTED(#)    FISCAL YEAR(3)        ($/SH)(4)         DATE        5%($)       10%($)
----------------------------------------  -----------  -----------------  -----------------  -----------  ----------  ----------
Lev J. Leytes...........................      64,800(1)           7.2%        $    6.05         5/21/03   $  108,313  $  239,344
William G. Burton, Ph.D.................      28,800(1)           3.2              5.50         5/21/08       99,617     252,449
Doug N. Modlin, Ph.D....................      25,500(1)           2.8              5.50         5/21/08       88,202     223,522
Doug N. Modlin, Ph.D....................      36,116(2)           4.0              5.50         5/21/08      124,922     316,578
Doug N. Modlin, Ph.D....................      10,000(1)           1.1              2.50        10/14/08       15,722      39,844
James S. Richey.........................      75,000(2)           8.3              6.00         2/16/08      283,003     717,184
James S. Richey.........................      37,500(1)           4.1              6.00         2/16/08      141,501     358,592
James S. Richey.........................      35,000(1)           3.9              2.50        10/14/08       55,028     139,452

------------------------

(1) All of such options granted vest in five years from the vesting commencement date. Such options expire 10 years (5 years in the case of Mr. Leytes) from the date of grant, or earlier upon termination of employment. These options may be vested on an accelerated basis based on milestones set by the Company's Compensation Committee.

(2) Twenty percent (20%) of such options granted vest one year from the vesting commencement date, and 1/20th of the total shares vest on each quarterly anniversary of the vesting commencement date thereafter. Such options expire 10 years from the date of grant, or earlier upon termination of employment.

(3) Based on an aggregate of 904,356 options granted to employees, consultants and directors during the fiscal year ended December 31, 1998.

(4) The exercise price per share of each option was equal to the estimated fair value of the Common Stock (110% of the estimated fair value in the case of Mr. Leytes) on the date of grant as determined by the Board of Directors.

(5) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND YEAR-END OPTION HOLDINGS AND
  VALUES

    The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on exercise of stock options during the fiscal year ended December 31, 1998 and the number and value of securities underlying unexercised options held by each of the Named Executive Officers as of December 31, 1998:

                                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                             UNDERLYING                 IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS AT     OPTIONS AT FISCAL YEAR-
                                             SHARES                       FISCAL YEAR-END                  END(2)
                                           ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                                       EXERCISE(#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Lev J. Leytes............................          --           --       12,304         64,800    $  11,382             --
Galina Leytes............................          --           --        4,823             --        4,462             --
William G. Burton, Ph.D..................          --           --       39,891         55,800       94,977    $    76,275
Doug N. Modlin, Ph.D.....................      17,981    $  35,962        6,375        117,741       13,547        116,266
James S. Richey..........................          --           --           --        147,500           --         21,875

------------------------

(1) "Value Realized" represents the fair market value of the shares of the Company's Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option and does not indicate that the optionee sold such stock.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and $3.125, which was the closing price of the Company's Common Stock on December 31, 1998, the last day of trading for the fiscal year.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1998. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

    Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise,
(ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue and earnings targets, expense control and new product introductions. For 1998, the Company determined that payment of cash bonuses earned by executive officers would be deferred until the Company achieved certain goals.

LONG-TERM INCENTIVE COMPENSATION

    The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

    Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (at least the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest over five years. Certain of these options may vest on an accelerated basis based on milestones set by the Company's Compensation Committee. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Lev J. Leytes has served as the Company's President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. His base salary for fiscal 1998 was $250,000.

    The factors discussed above in "Base Salaries" and "Cash-Based Incentive Compensation" were also applied in establishing the amount of Mr. Leytes' salary. Significant factors in establishing Mr. Leytes' compensation were the Company's rate and amount of revenue growth, the Company's ability to hire and retain key employees, the Company's achievement of certain of its goals relative to the introduction of new products and expansion into new markets.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1994 Equity Incentive Plan, 1997 Stock Plan, 1998 Employee Stock Purchase Plan, or 1998 Directors' Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. The Company, however, may from time to time pay compensation to its executive officers that may not be deductible.

             Compensation Committee:
               Michael F. Bigham
               John G. Freund, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Board is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1999, the Company issued, in a private placement transaction, an aggregate of 2,000,000 shares of Common Stock at a purchase price of $3.50 per share. The purchasers of the Common Stock included the following 5% stockholders of the Company and persons and entities associated with them:

                                                                                      SHARES OF
                                                                                       COMMON
INVESTOR(1)                                                                             STOCK
-----------------------------------------------------------------------------------  -----------
The Bay City Capital Fund I, L.P.(2)(3)............................................     857,143
The Kaufmann Fund, Inc.(2).........................................................     857,143
Skyline Venture Partners, L.P.(4)..................................................     285,714

------------------------

(1) Shares held by affiliated persons and entities have been aggregated.

(2) Holder is a 5% stockholder.

(3) John D. Diekman, Ph.D., a director of the Company, is a limited partner of the general partner of The Bay City Capital Fund I, L.P., does not share voting and dispositive power with respect to the shares held by such entity, and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(4) John G. Freund, M.D., a director of the Company, is the Managing Director of Skyline Venture Management LLC, the general partner of Skyline Venture Partners, L.P. ("Skyline"). Dr. Freund disclaims beneficial ownership of shares held by Skyline, except to the extent of any indirect pecuniary interest in his distributive shares therein.

    In December 1995, the Company entered into an agreement with Mr. Leytes providing that, in the case of involuntary termination other than for cause, salary and benefits will continue to be paid for a period of one year from the date of termination, all stock options and restricted stock then held by Mr. Leytes will immediately vest, and a bonus equal to the greater of the actual bonus owing to Mr. Leytes in the year of termination or 100% of the base salary Mr. Leytes received for the preceding twelve calendar months will be paid.

    During the fiscal year ending December 31, 1998, Joseph Leytes, the father of Lev J. Leytes, received total compensation of $61,234, of which $60,083 was salary and $1,151 was paid in the form of a bonus, in connection with services provided to the Company in his capacity as a senior mechanical engineer.

    In November 1998, the Company entered into an agreement with Mr. Tannenbaum providing that, in the case of involuntary termination by any successor-in-interest of the Company for any reason other than cause within three years of his start date, his base salary would continue until the earlier of six months or commencement of full-time employment with another employer, and 100% of his unvested outstanding initial option grant of 100,000 shares will immediately vest.

    In January 1998, the Company entered into an employment agreement with Mr. Richey providing that in the case of termination by the Company or its successor within two years from his start date for any reason other than cause, (i) he would be entitled to receive continuation of his base salary for up to twelve months following the date of termination of his employment (the "Severance Period"), provided that if he commenced full-time employment during the Severance Period, the Company's obligation to pay any severance shall cease at the time of such employment, and (ii) 15,000 shares of stock subject to his outstanding options shall immediately vest in full. In connection therewith the Company extended a home loan in the amount of $190,000 to Mr. Richey. The loan is secured by the officer's home and shares of the Company's Common Stock. The loan bears interest at 5.83% per annum and is to be repaid in full on the earliest of February 15, 2008 or the dates of certain other conditions of the note. The loan and the interest may be forgiven at a rate of 20% per year starting on the sixth anniversary of Mr. Richey's employment with the Company, provided he is still employed by the Company.

    The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to execute such agreements with its future directors and executive officers.

    The Company believes that all of the transactions set forth above were in its best interests. As a matter of policy, the transactions were, and all future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will generally be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return data for the Company's stock for the period from March 13, 1998 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) through December 31, 1998 to the cumulative return over such period of (i) the Nasdaq National Market Composite Index and
(ii) the Hambrecht & Quist--Healthcare (Excluding Biotechnology) Index. The graph assumes that $100 was invested on March 13, 1998, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $7.00, the price at which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                         HAMBRECHT & QUIST - HEALTHCARE (EXCLUDING BIOTECHNOLOGY)
  DATES    LJL BIOSYSTEMS, INC.  THE NASDAQ STOCK MARKET - U.S. INDEX                             INDEX
3/13/98                 $100.00                               $100.00                                                       $100.00
3/31/98                 $100.90                               $103.75                                                       $100.38
6/30/98                  $69.64                               $106.75                                                       $102.28
9/30/98                  $35.71                                $96.64                                                        $90.28
12/31/98                 $44.64                               $124.64                                                       $107.27

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received by Robert T. Beggs, LJL BioSystems, Inc., 405 Tasman Drive, Sunnyvale, California 94089, no later than December 17, 1999. If the Company is not notified of a stockholder proposal by March 2, 2000, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements, except that Mr. Richey filed a late Form 3 on March 27, 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Proxy Statement incorporates certain documents of the Company by reference that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Robert T. Beggs, LJL BioSystems, Inc., 405 Tasman Drive, Sunnyvale, California 94089, (408) 541-8787. In order to ensure timely delivery of the documents, such requests should be made by May 1, 1999.

                                 OTHER MATTERS

    The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                                     [LOGO]

                                          Mark B. Weeks
                                          SECRETARY

April 16, 1999
Sunnyvale, California

                                     APPENDIX

                               LJL BIOSYSTEMS, INC.

                                 1997 STOCK PLAN

     1. PURPOSES OF THE PLAN. The purposes of this 1997 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b)  "BOARD" means the Board of Directors of the Company.

          (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

          (e)  "COMMON STOCK" means the Common Stock of the Company.

          (f)  "COMPANY" means LJL BioSystems, Inc., a Delaware corporation.

          (g) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

          (h) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

          (i) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

          (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (k) "FAIR MARKET VALUE" means, as of any date, the fair market value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock on the grant date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the grant date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

          (m) "NAMED EXECUTIVE" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

          (o)  "OPTION" means a stock option granted pursuant to the Plan.

          (p) "OPTIONED STOCK" means the Common Stock subject to an Option or a Stock Purchase Right.

          (q) "OPTIONEE" means an Employee or Consultant who receives an Option or a Stock Purchase Right.

          (r) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (s)  "PLAN" means this 1997 Stock Plan.

          (t) "REPORTING PERSON" means an officer, director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

          (u) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

          (v) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

          (w) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (x) "STOCK EXCHANGE" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

          (y) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 below.

          (z) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,070,750 shares (post reverse split) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) INITIAL PLAN PROCEDURE. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

          (b) PLAN PROCEDURE AFTER THE DATE, IF ANY, UPON WHICH THE COMPANY BECOMES SUBJECT TO THE EXCHANGE ACT.

               (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, grants under the Plan may be made by different bodies with respect to directors, non-director officers and Employees or Consultants who are not Reporting Persons.

               (ii) ADMINISTRATION WITH RESPECT TO REPORTING PERSONS. With respect to grants of Options or Stock Purchase Rights to Employees who are Reporting Persons, such grants shall be made by (A) the Board if the Board may make grants to Reporting Persons under the Plan in compliance with Rule 16b-3 or any successor thereto and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a committee designated by the Board to make such grants under the Plan, which committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the Code and of any applicable Stock Exchange (the "APPLICABLE LAWS"). Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the committee and thereafter directly make grants to Reporting Persons under the Plan, all to the extent permitted by Rule 16b-3 and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

              (iii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are not Reporting Persons, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

              (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

             (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v)  to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

             (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

            (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights; and

              (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

               (x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

          (d) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options or Stock Purchase Rights.

     5.   ELIGIBILITY.

          (a) RECIPIENTS OF GRANTS. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

          (b) TYPE OF OPTION. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

     8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 2,000,000 (on a post-split basis). This Section 8 shall not apply prior to the date upon which the Company becomes subject to the Exchange Act and following such date, shall not apply until the (i) earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 3); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of any equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option that is:

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii)  In the case of a Nonstatutory Stock Option that is:

                    (A) granted to a person who, at the time of the grant of such Option is a Named Executive of the Company, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

                    (B) granted to any person other than a Named Executive, the per Share exercise price shall be such price as is determined by the Administrator on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the provisions of Section 153 of the Delaware General Corporation Law), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Subject to Section 10(c), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

          (c) DISABILITY OF OPTIONEE. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (d) DEATH OF OPTIONEE. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within thirty (30) days following termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of Optionee's Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) RULE 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

     11.  STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid which price shall be the price determined by the Administrator on the date of offer (which shall not be less than 100% of the Fair Market Value of the Shares in the case of an offer to a Named Executive), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (c) OTHER PROVISIONS. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

          (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than the applicable withholding taxes, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE").

          Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)  the election must be made on or prior to the applicable Tax
Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made; and

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CERTAIN OTHER TRANSACTIONS.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the maximum number of shares of Common Stock for which Option may be granted to any employee under Section 8 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR SALE OF ASSETS. In the event of a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation where the successor corporation issues its securities to the Company's stockholders, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the merger or sale of assets.

          (d) CERTAIN DISTRIBUTIONS. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

     14. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Optionee or Stock Purchase Rights Holder only by the Optionee or Stock Purchase Rights Holder.

     15. TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board; provided however that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AUTHORITY TO AMEND OR TERMINATE. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or dis-tribute such Shares if, in the opinion of counsel for the Company, such representation is required by law.

     18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. AGREEMENTS. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed. All Options and Stock Purchase Rights issued under the Plan shall become void in the event such approval is not obtained.

     21. INFORMATION AND DOCUMENTS TO OPTIONEES AND PURCHASERS. At the time of issuance of any securities under the Plan, the Company shall provide to the Optionee or the Purchaser a copy of the Plan and any agreement(s) pursuant to which securities under the Plan are issued.

                                 FORM OF PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF LJL BIOSYSTEMS, INC. FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 1999

    The undersigned stockholder of LJL BioSystems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 1999, and hereby appoints Lev J. Leytes and Robert T. Beggs or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of LJL BioSystems, Inc. to be held at the Company's headquarters, located at 405 Tasman Drive, Sunnyvale, California on Tuesday, June 1, 1999, at 1:00 p.m. and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS:  FOR all nominees listed below   WITHHOLD authority
                             (EXCEPT AS INDICATED). / /      to vote for all
                                                             nominees listed
                                                             below. / /

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
        Galina Leytes        George W. Dunbar, Jr.       Daniel S. Janney

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 450,000 SHARES:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

            / /  FOR            / /  AGAINST            / /  ABSTAIN
and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDMENT TO THE 1997 STOCK PLAN; (3) FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999; AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
                                                   Date: _______________________
                                                   _____________________________
                                                             Signature
                                                   Date: _______________________
                                                   _____________________________
                                                             Signature

                                                   (This Proxy should be marked,
                                                   dated, signed by the
                                                   stockholder(s) exactly as his
                                                   or her name appears hereon,
                                                   and returned promptly in the
                                                   enclosed envelope. Persons
                                                   signing in a fiduciary
                                                   capacity should so indicate.
                                                   If shares are held by joint
                                                   tenants or as community
                                                   property, both should sign.)